SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            Form S-8
                     Registration Statement
                           Under the
                     Securities Act of 1933

               TECHNOLOGY ACQUISITION CORPORATION
    (Exact Name of Registrant as specified in its Charter.)

State   of   Nevada                               870299034
State or Other Jurisdiction       (IRS Employer Identification No.)
of Incorporation or Organization

      2807 Allen Street, Suite 713, Dallas, Texas 75204
   (Address of Principal Executive Offices)       (Zip Code)

                Payment of Officer Compensation
                    (Full Title of the Plan)

      Mr. Wilhelm H. Liesner, 2807 Allen Street, Suite 713,
   Dallas, Texas 75204 (Name and Address of Agent for Service)

                         (214) 948-2990
 (Telephone Number, Including Area Code, of Agent for Service)

     If  any of the securities being registered on this Form  are to  be offered on a delayed or continuous basis pursuant to  Rule
415  under  the  Securities Act of 1933,  other  than  securities offered only in connection with dividend or interest reinvestment plans, check the following line: ______.
                CALCULATION OF REGISTRATION FEE
                            Proposed       Proposed
Title of       Amount       Max. Offering  Maximum          Amount of
securities to  to be        Price          Aggregate        Registration
be Registered  Registered(1)Per Share      Offering Price(2)Fee (2)
Common Stock   1,500,000    $0.01          $15,000          $1.90

(1) Consists of 1,500,000 shares issued to the Company's President in consideration for his services and in lieu of cash compensation, as approved by the Company's Board of Directors.
(2) The Proposed Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 and based on the closing price of the Company's common stock.

                             PART  I
                     INFORMATION REQUIRED IN THE
                       SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

  On February 18, 2004, the Company's Board of Directors approved the award of 1,500,000 shares of the Company's Common Stock to Wilhelm H. Liesner, the Company's President, in consideration for his services to the Company and in lieu of cash compensation.

  The document containing the information specified in Part I of Form S-8 will be sent or given to the Company's President as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document is not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registration Information and Employee Plan Annual Information

  The Company hereby undertakes to provide the President without charges, upon written or oral request, with copies of all documents incorporated by reference in Item 3 of Part II of this Registration Statement. Such documents are incorporated by reference in the
Section 10(a) prospectus. Other documents required to be delivered to the President pursuant to Rule 428(b) under the Securities Act of 1933 are also available without charge upon written or oral request. Requests for documents should be addressed to the Company at 2807 Allen Street, Suite 713, Dallas, Texas 75204. Telephone: 214-948-2990.

                               PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference

  The  following documents previously filed by the Company with  the
Commission   are   hereby  incorporated  by  reference   into   this
Registration Statement:

  (a) The Company's Annual Report filed on Form 10-KSB for the fiscal year ending March 31, 2003 (the "Annual Report") filed by the Company under the Securities Exchange Act of 1934;

  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange act since the end of the fiscal year covered by the Annual Report referred to in (a) above.



  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

Item 4.   Description of Securities

     The Common Stock are securities which are registered under Section 12(g) of the Securities Exchange Act of 1934.

Item 5.  Interests of Named Experts and Counsel

     Not Applicable.

Item 6.  Indemnification of Directors and Officers

     Pursuant to Section 78.7501 of the Nevada Revised Statutes, the Company has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer or serving at the Company's request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers, or other persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

     Not Applicable.

Item 8.  Exhibits

     The following is a list of Exhibits filed as a part of this Registration Statement:

     5.1 Opinion of William M. Aul, Esq. regarding the legality of the securities registered hereunder.

     23.1 Consent of Clancy and Co. P.L.L.C.

     23.2 Consent of Legal Counsel (included as part of Exhibit 5.1)

Item 9.   Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 2 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii)To include any material information with respect to
                    the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(a)(i) and
                    (1)(a)(ii)do not apply if the Registration Statement is on Form S-3, S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(1) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for purposes of determining a liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than by payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Dallas, state of Texas, on April 2, 2004

TECHNOLOGY ACQUISITION CORPORATION
     (Registrant)


By:    /s/ Wilhelm H. Liesner                President
     Wilhelm H. Liesner                 (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Name
                                        Title

By:    /s/ Tanja Leonard                Secretary and Treasurer
     Tanja Leonard                      (Principal Financial and
                                        Accounting Officer)

By:    /s/ Wilhelm H. Liesner           Director
     Wilhelm H. Liesner



By:    /s/ Walter Brinkmann             Director
     Walter Brinkman



By:    /s/ Charles W. Conn              Director
     Charles W. Conn




                         INDEX TO EXHIBITS

Exhibit No.             Description


5.1                     Opinion of William M. Aul, Esq.

23.1.                   Consent of Clancy and Co., P.L.L.C.

23.2                    Consent   of  Legal   Counsel
                        (included as part of Exhibit 5.1)




















Exhibit 5.1

                           William M. Aul
                          Attorney At Law
                7676 Hazard Center Drive, Suite 500
                    San Diego, California 92108
                      Telephone (619) 497-2555
                     Telecopier (619) 542-0555

                                   April 2, 2004

Mr. Wilhelm H. Liesner
President &
The Board of Directors
Technology Acquisition Corporation
2807 Allen Street, Suite 713
Dallas, Texas 75204

          RE:       Opinion of Counsel; Consent of Counsel;
               Issuance of Common Stock Pursuant to Form S-8
               Registration Statement & Securities Act of 1933

Dear Mr. Liesner:

          I have conducted a review of the Registration Statement No. 33-__ on Form S-8 (the "Registration Statement") for Technology Acquisition Corporation, a Nevada corporation (the "Company") to be filed with the U.S. Securities and Exchange
Commission to be filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Act").

          The Registration Statement is for the registration of 1,500,000 shares of the Company's Common Stock to be issued in accordance with the resolution adopted by the Company's Board of Directors and the oral understanding you have with the Board of Directors (the "Agreement").

          In rendering the following opinion, I have examined and relied upon the documents, and certificates of officers and directors of the Company as are described below. In the course of my examination, I have assumed that all signatures and documents provided by the Company are genuine and authentic as if the same were accurate and complete originals and that each document examined conforms in its entirety with the original copy of the documents. My review and inquiry was based on the following documents:





Page Two
Mr. Wilhelm H. Liesner
April 2, 2004

  (A) The Company's Certificate of Incorporation, as amended;

  (B) The Company's By-laws, as amended;

  (C) The Resolution of the Board of Directors of the Company authorizing the issuance of the Shares pursuant to the Agreement;
and

  (D)  The Registration Statement.

     I have not undertaken, nor do I intend to undertake, any independent review or inquiry into any other matters, records, or documents. I also do not intend to undertake any further efforts to verify the accuracy, completeness, or conformity of the copies that I have received and which have been represented as accurate, complete, and in conformity with the originals.

                              Opinion
     On this basis, it is my opinion that the Shares of the Company's Common Stock to be issued under the Agreement, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and when issued pursuant to the Agreement, will be duly and validly authorized, fully paid, and non-assessable. I express no opinion as to compliance with the securities or "blue sky" laws of any state or other jurisdiction in which the Shares are proposed to be offered and sold or as to the effect, if any, of any non-compliance with such laws might have on the validity of the issuance of the Shares or the actions of the Company in connection with such matters.

     I consent to the filing of this Opinion as an exhibit to any filing made with the U.S. Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying, or establishing eligibility for an exemption from registration or qualification of the Shares described in the Registration Statement in connection with the Offering described therein. Other than as provided in the preceding sentence, this opinion is: (a) addressed solely to you; (b) may not be relied upon by any other party; (c) covers only matters of federal law and nothing ion this opinion shall be deemed to apply to the laws of any other jurisdiction; (d) not be quoted or relied upon for any other purpose or by any other person.

     With your receipt of this Opinion, you and the Company acknowledge and agree that I am not an expert with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933 or the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder.

                                        Sincerely,
                                        William M. Aul



















































     Exhibit 23.1


                      CLANCY AND CO., P.L.L.C.
                    Certified Public Accountants
                      2935 E. Clarendon Avenue
                       Phoenix, Arizona 85016



The Board of Directors
Technology Acquisition Corporation
2807 Allen Street, Suite 713
Dallas, Texas 75204



          RE: Consent to Use Our Audited Financial Statements as an Exhibit to Technology Acquisition Corporation,
               Form S-8 Registration Statement

To the Board of Directors,

     We  hereby consent to the incorporation by reference in this
Registration   Statement  on  Form  S-8  of our report, dated
May 17, 2003 with respect to the financial statements of Technology Acquisition Corporation, a Nevada corporation. The audited financial statements of Technology Acquisition Corporation were included in the Company's Annual Report for the year ended March 31, 2003 on Form 10-KSB filed with the Securities and Exchange Commission.


Yours truly,

/s/ Clancy and Co., P.L.L.C.

Clancy and Co., P.L.L.C




Phoenix, Arizona
April 5, 2004